Exhibit 5.3

IN RESIDENCE CARLOS DOMINGO DE PUY EDUARDO GONZALEZ

MORGAN  Y  MORGAN

ATTORNEYS IN PANAMANIAN & INTERNATIONAL LAW

3RD FLOOR, MEADOWS HOUSE

20 QUEEN STREET

LONDON W1J 5PR

TELEPHONE: (020) 7493 1979

FAX: (020) 7493 1979

E-MAIL LONDON@MORIMOR.COM

WEBSITE: HTTP://WWW.MORIMOR.COM

PANAMA OFFICE:

EDIFICIO TORRE SWISSBANK

53rd STREET

PANAMA CITY

REP. OF PANAMA

P.O. BOX 0832-00232

WORLD TRADE CENTER

TELEPHONE: (507) 265-7777

FAX: (507) 265-7700

BELIZE OFFICE:

35A REGENT STREET

BELIZE CITY, BELIZE
P.O. BOX 1777

TELEPHONE: (501) 276 687

FAX: (501) 226 689

EMAIL: BELIZE@MORIMOR.COM

BRITISH VIRGIN ISLANDS OFFICE:

PASEA ESTATE

ROAD TOWN

TORTOLA

P.O. BOX 958

TELEPHONE: (284) 49-42011

FAX: (284) 49-42015

10th November 2003

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

RE: Registration Statement on Form F-3

Dear Sirs:

We have acted as special Panamanian counsel to Tsakos Energy Navigation Limited (the “Company”), a Bermuda Company, in connection with the Company’s debt securities, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to a Registration Statement on Form F-3 (the “Registration Statement”).

For the purposes of this opinion we have examined the form of Guarantee included in the Indentures filed as exhibits to the Registration Statement (the “Subsidiary Guarantee”), the relevant documents of Status Fame S.A., Magnum Faith S.A., Ergo Glory S.A., Sea Mayfair S.A., Mediterranean Fame S.A., World Excellence S.A., Oceanic Honour S.A., Apollo Glory S.A., Apollo Excellence S.A., Activity Excellence S.A. and Worldwide Overseas S.A. (the “Panamanian Guarantors”), their corporate authority relevant to the above transaction and other such documents and certificates that we have deemed necessary for the purposes of the opinions expressed below. In such examination we have assumed the genuineness of all signatures and the authenticity of all documents including photocopies and facsimile copies of documents submitted to us as drafts or originals and the conformity with the original of all documents submitted to us as copies.

We express no opinion as to the laws of any jurisdiction other than Panama.

Based on the foregoing and subject to the qualifications and assumptions expressed herein we are of the opinion that:

The Subsidiary Guarantee, (as defined in the Indentures filed as exhibits to the Registration Statement), have been duly authorised and issued by the Panamanian Guarantors and assuming due authentication thereof by the Trustee and upon acceptance of the debt securities, will constitute valid and legally binding obligations of the Panamanian Guarantors, entitled to the

AND IN BAHAMAS, SWITZERLAND, HONG KONG

A LIST OF PARTNERS IS AVAILABLE FOR INSPECTION AT THIS OFFICE

benefits of the Indentures and enforceable against the Panamanian Guarantors in accordance with their terms, except as (a) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganisation, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law,)(b) the availability of equitable remedies may be limited by equitable principles of general applicability.

In rendering such opinion we may rely as to matters of fact, to the extent we deem proper, on certificates of responsible officers of the Company, the Panamanian Guarantors and public officials.

We consent to the references to our firm under heading “Legal Matters” contained in the prospectus filed as part of the Registration Statement, and we consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully,

/s/    MORGAN & MORGAN